UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2020

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OWCP	OTCPQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 21, 2020, Zvi Riterband resigned as Chief Executive Officer of OWC Pharmaceutical Research Corp. (the “Company”).

(c) On June 21, 2020, the Company appointed Mr. Ziv Turner as Chief Executive Officer of the Company.

Ziv Turner, age 48, co-founded the Company’s wholly-owned Israeli subsidiary, One World Cannabis Ltd in 2014 and served as its Chief Executive Officer until April 2, 2017. In August 2018, Mr. Turner co-founded with partners Cannibble FoodTech Ltd., a cannabis company that manufactures and sells innovative infused edibles, and serves as its Vice President of Business Development. In 2017, Mr. Turner co-founded KanaFem Ltd., a company focused on women’s wellness and finding medical solutions for menopause symptoms, and serves as its Chief Executive Officer. In 2014, Mr. Turner co-founded Vocavu, a company focused on Autonomous Speech to Text technologies, and served as its Chief Technology Officer until end of 2019.

Mr. Turner, is a technology entrepreneur who focuses his time and efforts within the Cannabis industry.

Mr. Turner will receive a base salary of $10,000 per month.

(d) On June 21, 2020, the Company’s Board of Directors appointed Mr. Turner to the Board of Directors.

Item 8.01 Other Events.

On April 6, 2020, Discover Growth Fund, LLC (“Discover”), a stockholder of the Company and holder of the Company’s shares of Series A Preferred Stock, filed a Verified Complaint in the United States District Court Southern District of New York (the “Court”) alleging that the Company’s filing of its Form 15 with the Securities and Exchange Commission (“SEC”) and its failure to file its Annual Report on Form 10-K for fiscal 2019 (the “Form 10-K”) with the SEC was in breach of contract of the Securities Purchase Agreement and Registration Rights Agreement between the parties (the “Complaint”). The Complaint directed the Company to rescind the Form 15 and maintain its listing on the OTCQB Marketplace, and to file all SEC filings when due, including the Form 10-K.

On April 7, 2020, Discover moved for a for a preliminary injunction and on April 29, 2020, the Court entered an order that the Company must promptly, and no later than (i) May 18, 2020, engage auditors to audit the Company’s Form 10-K, and to review the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “10-Q”) and subsequent quarterly reports; (ii) May 25, 2020, provide the Company’s auditors with drafts of its 2019 annual financial statements, the 10-K, quarterly financial statements, first quarter 2020 financial information, and 10-Q; (iii) June 5, 2020, file with the SEC the 10-K and the 10-Q, and a withdrawal of the Form, and thereafter timely continue to file with the SEC all current and period reports and other filings required by OTCQB and the SEC (the “Order”).

Following negotiations between the parties, on June 23, 2020, the Company and Discover filed with the Court a Stipulation Extending the Deadlines In the Order as follows: the June 5, 2020 deadline was extended until July 31, 2020 and Discover agreed not to take any action until July 31, 2020 seeking to hold the Company in contempt or to enforce the Order, or to prosecute the related and underlying claims if the Company (i) holds a special meeting of its stockholders to vote on the approval of a reverse stock split of the Company’s issued and outstanding capital stock and authorizing the Company to increase its authorized capital stock, by no later than July 21, 2020, and (ii) files or otherwise makes publicly available the information required for the Form 10-K and Form 10-Q by no later than July 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

	By:	/s/ Ziv Turner
	Name:	Ziv Turner
	Title:	Chief Executive Officer

Dated: June 24, 2020